Exhibit 99.3

LETTER TO CLIENTS

Relating to

FORTIVE CORPORATION

Offer to Exchange

up to $300,000,000 1.800% Senior Notes due 2019 that have been registered under the Securities Act of 1933, as amended (the “Securities Act”) for any and all of our outstanding unregistered 1.800% Senior Notes due 2019

and

up to $750,000,000 2.350% Senior Notes due 2021 that have been registered under the Securities Act for any and all of our outstanding unregistered 2.350%

Senior Notes due 2021

and

up to $900,000,000 3.150% Senior Notes due 2026 that have been registered under the Securities Act for any and all of our outstanding unregistered 3.150%

Senior Notes due 2026

and

up to $550,000,000 4.300% Senior Notes due 2046 that have been registered under the Securities Act for any and all of our outstanding unregistered 4.300%

Senior Notes due 2046

Pursuant to the Prospectus, dated                     , 2017

To Our Clients:

Enclosed for your consideration is a Prospectus, dated             , 2017 (as it may be amended or supplemented from time to time, the “Prospectus”), and the Letter of Transmittal relating to the exchange offer of Fortive Corporation, a Delaware corporation (the “Company”), whereby the Company is offering, upon the terms and subject to the conditions of the Prospectus:

•	$300,000,000 in aggregate principal amount of new 1.800% Senior Notes due 2019 (the “New 2019 Notes”) in exchange for an equal amount of outstanding 1.800% Senior Notes due 2019 (the “Old 2019 Notes”);

•	$750,000,000 in aggregate principal amount of new 2.350% Senior Notes due 2021 (the “New 2021 Notes”) in exchange for an equal amount of outstanding 2.350% Senior Notes due 2021 (the “Old 2021 Notes”);

•	$900,000,000 in aggregate principal amount of new 3.150% Senior Notes due 2026 (the “New 2026 Notes”) in exchange for an equal amount of outstanding 3.150% Senior Notes due 2026 (the “Old 2026 Notes”); and

•	$550,000,000 in aggregate principal amount of new 4.300% Senior Notes due 2046 (the “New 2046 Notes”) in exchange for an equal amount of outstanding 4.300% Senior Notes due 2046 (the “Old 2046 Notes”).

We refer to the Old 2019 Notes, the Old 2021 Notes, the Old 2026 Notes and the Old 2046 Notes collectively in this letter as the “Old Notes.” We refer to the New 2019 Notes, the New 2021 Notes, the New 2026 Notes and the New 2046 Notes collectively in this letter as the “New Notes.”

The exchange offer is intended to satisfy certain obligations of the Company contained in the Registration Rights Agreement, dated as of June 20, 2016, by and among the Company and the initial purchasers of the Old Notes.

This material is being forwarded to you as the beneficial owner of the Old Notes carried by us for your account but not registered in your name. A tender of such Old Notes may only be made by us as the holder of record and pursuant to your instructions, unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

Accordingly, we request instructions as to whether you wish us to tender on your behalf the Old Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and Letter of Transmittal.

Please forward your instructions to us as promptly as possible in order to permit us to tender the Old Notes on your behalf in accordance with the provisions of the exchange offer. The exchange offer will expire at 5:00 p.m., New York City time, on             , 2017, unless extended (such date and time, as they may be extended, the “expiration date”). The Company does not currently intend to extend the expiration date. Any Old Notes tendered pursuant to the exchange offer may be withdrawn any time prior to the expiration date.

Your attention is directed to the following:

1. The exchange offer is described in and subject to the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

2. The exchange offer is for any and all Old Notes.

3. The Company will be deemed to accept validly tendered Old Notes when, and if, the Company gives oral or written notice of acceptance to the exchange agent. Subject to the terms and conditions of the exchange offer, delivery of the New Notes will be made by the exchange agent on the settlement date, which will be promptly after the expiration date of the exchange offer, following receipt of the Company’s notice of acceptance.

4. Any transfer taxes incident to the transfer of Old Notes from the holder to the Company will be paid by the Company, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

5. The exchange offer expires at 5:00 p.m., New York City time, on             , 2017, unless extended by the Company. The Company does not currently intend to extend the exchange offer.

If you wish to have us tender your Old Notes, please instruct us to do so by completing, executing and returning to us the instruction form on the back of this letter.

The Letter of Transmittal is furnished to you for information only and may not be used directly by you to tender Old Notes, unless you obtain a properly completed bond power from us or arrange to have the Old Notes registered in your name.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER

The undersigned acknowledge(s) receipt of this letter and the enclosed materials referred to herein relating to the exchange offer made by the Company with respect to the Old Notes.

This will instruct you to tender the Old Notes held by you for the account of the undersigned, upon and subject to the terms and conditions set forth in the Prospectus and the related Letter of Transmittal.

☐	Please tender the Old Notes held by you for the account of the undersigned as indicated below:

Aggregate Principal Amount of Old Notes

1.800% Senior Notes due 2019
(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

2.350% Senior Notes due 2021
(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

3.150% Senior Notes due 2026
(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

4.300% Senior Notes due 2046
(must be in an amount equal to $2,000 principal amount or integral multiples of $1,000 in excess thereof)

☐	Please do not tender any Old Notes held by you for the account of the undersigned.

Signature(s)

Please print name(s) here

Dated:

Address(es)

Area Code(s) and Telephone Number(s)

Tax Identification or Social Security No(s).

None of the Old Notes held by us for your account will be tendered unless we receive written instructions from you to do so. Unless a specific contrary instruction is given in the space provided, your signature(s) hereon shall constitute an instruction to us to tender all the Old Notes held by us for your account.